EXHIBIT (J)(1-b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As Independent Public Accountants, we hereby consent to the incorporation by reference of our report dated January 18, 2002, on our audit of the financial statements and the financial highlights of the North Track Funds (comprising the Cash Reserve Fund), and to all references to our firm, included in or made a part of this Form N-1A Registration Statement, Post-Effective Amendment No. 63.

ARTHUR ANDERSEN LLP

/s/  Arthur Andersen LLP

Milwaukee, Wisconsin
April 30, 2002